                                                                       EXHIBIT 1

                               27,000,000 SHARES
                           GENERAL MOTORS CORPORATION
                            (A DELAWARE CORPORATION)
                              CLASS E COMMON STOCK
                          ($0.10 PAR VALUE PER SHARE)

                            U.S. PURCHASE AGREEMENT

                                                                   June   , 1995

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
CS FIRST BOSTON
MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC
  as U.S. Representatives of the several U.S. Underwriters

c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    Merrill Lynch World Headquarters
    North Tower
    World Financial Center
    New York, New York 10281-1209

    Dear Sirs:

     General Motors Corporation, a Delaware corporation (the "Company"), and each of the trustees of the trusts named in Schedule B hereto (each a "Trustee" and, collectively, the Trustees") established under the respective pension plans named in Schedule B hereto (each a "Pension Plan" and, collectively, the "Pension Plans," sometimes referred to herein individually as the "Hourly Plan" and the "Salaried Plan," respectively, as denoted in Schedule B hereto) for the account and on behalf of each such respective Pension Plan (each of which shall thereby be deemed a party to this Agreement) (each a "Selling Stockholder" and, collectively, the "Selling Stockholders"), confirm their respective agreements with you and each of the other underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Article VIII), for whom you are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the sale by the Selling Stockholders, acting severally and not jointly, of the respective number of shares set forth opposite their names in Schedule B hereto of Class E Common Stock, $0.10 par value of shares of the Company ("Class E Common Stock"), and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective number of shares of Class E Common Stock set forth in Schedule A hereto (the "Initial U.S. Securities"), and with respect to the grant by the Hourly Plan to the U.S. Underwriters, acting severally and not jointly, of the option described in Article I hereto to purchase all or any part of the respective number of additional shares set forth opposite their names in Schedule B hereto of Class E Common Stock (the "Option U.S. Securities") to cover over-allotments, in each case except as may otherwise be provided in the U.S. Pricing Agreement, as hereinafter defined. The aggregate number of Initial U.S. Securities and all or any part of the Option U.S. Securities are collectively hereinafter called the "U.S. Securities."

     It is understood that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Selling Stockholders of 7,000,000 shares of Class E Common Stock (the "Initial International Securities" and, together with any additional shares of Class E Common Stock offered subject to over-allotments, the
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"International Securities") through arrangements with certain underwriters internationally outside the United States and Canada excluding Asia (the "International Managers") for which Merrill Lynch International Limited, Goldman Sachs International, Lehman Brothers International (Europe), CS First Boston Limited, Morgan Stanley & Co. International Limited and Salomon Brothers International Limited are acting as lead managers (the "International Lead Managers"). It is also understood that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "Asian Purchase Agreement" and, together with the U.S. Purchase Agreement and the International Purchase Agreement, the "Purchase Agreements") providing for the offering by the Selling Stockholders of 3,000,000 shares of Class E Common Stock (the "Initial Asian Securities" and, together with any additional shares of Class E Common Stock offered subject to over-allotments, the "Asian Securities") through arrangements with certain underwriters in Asia (the "Asian Managers") for which Merrill Lynch International Limited, Goldman Sachs (Asia) L.L.C., Lehman Brothers Securities Asia Limited, HSBC Corporate Finance Limited, The Nikko Securities Co. (Asia) Limited and Nomura International (Hong Kong) Limited are acting as the lead managers (the "Asian Lead Managers"). It is understood that the Selling Stockholders are not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities and Initial Asian Securities are contemporaneously purchased by each of the International Managers and the Asian Managers, respectively.

     The U.S. Underwriters, the International Managers and the Asian Managers are hereinafter collectively called the "Underwriters," and the U.S. Securities, the International Securities and the Asian Securities are hereinafter collectively called the "Securities."

     Prior to the purchase and public offering of the U.S. Securities by the several U.S. Underwriters, the Selling Stockholders and the U.S. Representatives, acting on behalf of the several U.S. Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "U.S. Pricing Agreement"). The U.S. Pricing Agreement may take the form of an exchange of any standard form of written telecommunication among the Selling Stockholders and the U.S. Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the U.S. Securities will be governed by this Agreement, as supplemented by the U.S. Pricing Agreement. From and after the date of the execution and delivery of the U.S. Pricing Agreement, this Agreement shall be deemed to incorporate the U.S. Pricing Agreement. The date of the U.S. Pricing Agreement is referred to as the "Representation Date." The initial public offering price and the purchase price with respect to the International Securities and the Asian Securities shall be set forth in separate instruments (the "International Pricing Agreement" and the "Asian Pricing Agreement", respectively), the form of which is attached to the International Purchase Agreement and the Asian Purchase Agreement, respectively.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-59169) and related preliminary prospectuses for the registration of the Securities under the Securities Act of 1933 (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required. Such registration statement (as amended, if applicable), the prospectus constituting part of the Registration Statement which relates to the U.S. Securities and the prospectus also constituting part of the Registration Statement which relates to the International Securities and the Asian Securities (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and all documents, if any, incorporated by reference thereafter), as from time to time amended or supplemented pursuant to the 1933 Act, are hereinafter referred to as the "Registration Statement," the "U.S. Prospectus," the "International Prospectus," and the "Asian Prospectus," respectively, and the U.S. Prospectus, the International Prospectus and the Asian Prospectus are hereinafter together called "Prospectuses" and, each individually, a "Prospectus," except that if any revised prospectuses shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectuses on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be or is filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "U.S. Prospectus",

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"International Prospectus" and "Asian Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the U.S. Underwriters, the International Managers or the Asian Managers, as the case may be, for such use.

                                       I.

     On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, severally and not jointly, agree to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders, at the price per share set forth in the U.S. Pricing Agreement, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Article VIII hereof.

     In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Hourly Plan hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to the aggregate number of Option U.S. Securities set forth opposite their respective names in Schedule B hereto at the price per share set forth in the U.S. Pricing Agreement. If the option is exercised as to all or any portion of the Option U.S. Securities, the Hourly Plan will sell and each of the U.S. Underwriters, acting severally and not jointly, will purchase from the Hourly Plan the number of Option U.S. Securities which bears the same proportion to the total number of Option U.S. Securities to be purchased from the Hourly Plan as the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities. The option hereby granted will expire 30 days after the Representation Date, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the U.S. Representatives to the Hourly Plan and the Company setting forth the number of Option U.S. Securities as to which the several U.S. Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option U.S. Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the U.S. Representatives but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed upon by you, the Hourly Plan and the Company.

     The purchase price per share to be paid by the several U.S. Underwriters for the U.S. Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the U.S. Representatives and the Selling Stockholders. The initial public offering price per share of the U.S. Securities shall be a fixed price to be determined by agreement between the U.S. Representatives and the Selling Stockholders. The initial public offering price and the purchase price, when so determined, shall be set forth in the U.S. Pricing Agreement. The price per share for the International Securities and the Asian Securities to be purchased by the International Managers and Asian Managers, respectively, pursuant to the International Purchase Agreement and the Asian Purchase Agreement, respectively, shall be identical to the price per share for the U.S. Securities to be purchased by the U.S. Underwriters hereunder.

                                      II.

     The Company and the Selling Stockholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after the Registration Statement becomes effective and the U.S. Pricing Agreement has been executed and delivered.

     In accordance with the Hourly Plan's obligations to the Company under
Section 3(g) of that certain Registration Rights Agreement dated March 12, 1995 and Section 1(d) of that certain Transfer Agreement dated March 12, 1995, each between the Company and the Hourly Plan, each Underwriter severally covenants that it will, collectively with the other Underwriters, use its reasonable best efforts (i) to effect a broad public distribution of the Securities and (ii) not to sell to any one Person (or group of related Persons acting pursuant

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to a plan or arrangement) (whether such Person (or group of related Persons acting pursuant to a plan or arrangement) is buying for its own account or as a fiduciary on behalf of one or more accounts) if (A) such sale is of Securities constituting more than 2% of the Class E Common Stock outstanding as of the date hereof or (B) such Person (or group of related Persons acting pursuant to a plan or arrangement) is a 5% Person, or, at any time prior to the time of such sale, has been designated in a written list provided by the Company to the U.S. Representatives as, to the reasonable belief of the Company, beneficially owning (as defined in Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934, as amended (the "1934 Act")) 2% or more of the total voting power or total value of the Class E Common Stock then outstanding. As used herein, the term "5% Person" shall mean any Person (or group of related Persons acting pursuant to a plan or arrangement) that, directly or indirectly, beneficially owns (as defined in Rule 13d-3) shares of Class E Common Stock that constitute 5% or more of the total voting power or total value of the Class E Common Stock then outstanding. As used herein, the term "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     Each U.S. Underwriter acknowledges that pursuant to the International Purchase Agreement and the Asian Purchase Agreement, each of the International Managers and the Asian Managers has agreed to the undertakings set forth in this
Article II. The U.S. Underwriters agree to cooperate with the International Managers and the Asian Managers, as necessary or appropriate, such that the distribution of the Securities is made in a manner consistent with the purposes and intent of this Article II.

                                      III.

     Payment of the purchase price for, and delivery of certificates for, or evidence of book-entry transfer of, the Initial U.S. Securities shall be made at the offices of Davis Polk & Wardwell, New York, New York, or at such other place as shall be agreed upon by the U.S. Representatives, the Company and the Selling Stockholders, at 10:00 a.m. on a date no later than the fourth business day (unless postponed in accordance with Article VIII herein) following the Representation Date, or such other time not later than ten business days after such date as shall be agreed upon by the U.S. Representatives, the Company and the Selling Stockholders (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option U.S. Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, or evidence of book-entry transfer of, such Option U.S. Securities shall be made at the above mentioned office of Davis Polk & Wardwell, or at such other place as shall be agreed upon by the U.S. Representatives, the Company and the Hourly Plan, on each Date of Delivery as specified in the notice from you to the Company and the Hourly Plan. The Selling Stockholders shall not be obligated to deliver any of the U.S. Securities to be delivered at Closing Time or on a Date of Delivery except upon payment for all the Securities to be purchased at such time or on such date as provided herein.

     Payment shall be made to each Selling Stockholder by certified or official bank checks drawn in New York Clearing House funds or similar next day funds payable to the order of such Selling Stockholder against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. Certificates for the Initial U.S. Securities and the Option U.S. Securities shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least two business days before Closing Time or the Date of Delivery, as the case may be. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the U.S. Securities which it has agreed to purchase. The U.S. Representatives, individually and not as representatives of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the U.S. Securities to be purchased by any U.S. Underwriter whose check has not been received by Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder. The certificates for the U.S. Securities will be made available for examination and packaging by the U.S. Representatives not later than 10:00 a.m. on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

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

                                      IV.

     The several obligations of the Company and the Selling Stockholders and the several obligations of the U.S. Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

     The several obligations of the U.S. Underwriters hereunder are subject to the following further conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change or development involving, in the current reasonable view of the respective Company and EDS (as hereinafter defined) management, a prospective material adverse change in the condition of the Company and its subsidiaries, taken as a whole, or Electronic Data Systems Corporation (hereinafter called "EDS") and its subsidiaries, taken as a whole, from that set forth in the Registration Statement; and you shall have received, at Closing Time, certificates of an officer of the Company (acting on behalf of the Company and without personal liability) and an officer of EDS (acting on behalf of EDS, without personal liability), each dated the Closing Time, to the foregoing effect with respect to the Company and EDS, respectively. Such certificates will also provide that the representations and warranties of the Company or EDS, as appropriate, contained herein are true and correct as of the Closing Time. Each such officer may rely upon the best of his knowledge in making such certification. You shall also have received, at Closing Time, a certificate of an authorized agent of each Selling Stockholder (acting on behalf of such Selling Stockholder and without personal liability), dated the Closing Time, providing that the representations and warranties of such Selling Stockholder contained herein are true and correct as of the Closing Time; such authorized agent may rely upon the best of his knowledge in making such certification.

          (b) You shall have received the favorable opinion, dated as of the Closing Time, of Warren G. Andersen, Attorney, Legal Staff of the Company, to the effect that:

             (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so qualified or in good standing would not have a materially adverse effect on the financial position of the Company and its subsidiaries taken as a whole,

             (ii) EDS is a corporation validly existing and in good standing under the laws of its state of incorporation, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so qualified or in good standing would not have a materially adverse effect on the financial position of EDS and its subsidiaries taken as a whole,

             (iii) the authorized, issued and outstanding capital stock of the Company conforms as to legal matters to the description thereof contained in the U.S. Prospectus,

             (iv) the U.S. Securities sold by the Selling Stockholders hereunder have been duly authorized and validly issued and are fully paid and non-assessable,

             (v) this Agreement has been duly authorized, executed and delivered by the Company,

             (vi) the execution, delivery and performance of this Agreement will not contravene any provision of applicable law or the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel and binding upon the Company, and no consent, approval or authorization of any governmental body or agency is required for the

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        performance of this Agreement other than the registration of the U.S.
        Securities under the 1933 Act and compliance with the securities or Blue Sky Laws of various foreign and state jurisdictions (as to which no opinion is expressed),

             (vii) the statements in the U.S. Prospectus under "Description of Capital Stock" and "Underwriting" (other than as to the description of intersyndicate agreements and arrangements, including the appointment of the Joint Global Coordinators), if applicable, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly summarize the information called for with respect to such legal matters and documents, and

             (viii) after due inquiry, such counsel does not know of any legal or governmental proceeding or investigation pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or of EDS is subject which is required to be described in the Registration Statement or the U.S. Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the U.S. Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (c) You shall have received the favorable opinion, dated as of the Closing Time, of Kirkland & Ellis, counsel for the Company, covering the matters referred to in (iii) (as to authorized capital stock only), (iv),
     (v) and (vii) above.

          (d) You shall have received the favorable opinion, dated as of the Closing Time, of Davis Polk & Wardwell, counsel for the Underwriters, covering the matters referred to in (iii) (as to authorized capital stock only), (v) and (vii) above.

          (e) You shall have received the favorable opinions, dated as of the Closing Time, of each of Jones, Day, Reavis & Pogue, counsel for United States Trust Company of New York, as Trustee for the Hourly Plan (the "Hourly Trustee") and David Abramson, counsel for Bankers Trust Company, as Trustee for the Salaried Plan (the "Salaried Trustee"), to the effect that:


             (i) the applicable Trustee has been appointed by the named fiduciary of the relevant Selling Stockholder (the "Named Fiduciary") (as determined in accordance with Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), to manage the Securities held by the relevant Selling Stockholder and to exercise all rights, powers and privileges appurtenant to such Securities (subject to the authority of the Named Fiduciary to terminate such appointment and appoint one or more other investment managers for any such Securities);


             (ii) the applicable Trustee has full power and authority to execute and deliver this Agreement for the account and on behalf of the relevant Selling Stockholder and to so bind such Selling Stockholder; and

             (iii) upon the delivery of and payment for the U.S. Securities as herein contemplated, each of the U.S. Underwriters who has acquired U.S. Securities from the Selling Stockholders in good faith and without notice of any adverse claim within the meaning of the New York Uniform Commercial Code will acquire such U.S. Securities free of any adverse claim.

          (f) Each counsel referred to in (b), (c) and (d) above shall additionally state that, based upon the participation of such counsel in the preparation of the Registration Statement and U.S. Prospectus and any amendments or supplements thereto (but not including, with respect to counsel referred to in (c) and (d) above, documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), nothing has come to the attention of such counsel that would lead such counsel to believe that the Registration Statement, at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the U.S. Prospectus, at the Representation Date (unless the term "U.S. Prospectus" refers to a prospectus which has been provided to the U.S. Underwriters by the Company for

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

     use in connection with the offering of the U.S. Securities which differs from the U.S. Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the U.S. Underwriters for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel need not make such statement with respect to the financial statements and supporting schedules and other financial information contained or incorporated by reference into or omitted from the Registration Statement and the U.S. Prospectus.

          (g) You shall have received the favorable opinion, dated as of the Closing Time, of Anton H. Zidansek, Assistant General Tax Counsel, Tax Staff of the Company to the effect that the discussion set forth under the caption "Certain Federal Tax Considerations for Non-U.S. Holders" in the U.S. Prospectus accurately reflects such counsel's views on the matters discussed therein and is based on reasonable interpretations of existing law.


          (h) You shall have received on the date of this Agreement a letter dated such date and also at the Closing Time a letter dated as of the Closing Time, in each case in form and substance satisfactory to you, from each of Deloitte & Touche LLP and KPMG Peat Marwick LLP, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the U.S. Prospectus.


          (i) At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the U.S. Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the sale of the U.S. Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and your counsel.

          (j) In the event the U.S. Underwriters exercise their option provided in Article I hereof to purchase all or any portion of the Option U.S. Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

             (1) A certificate, dated such Date of Delivery, of an officer of the Company (acting on behalf of the Company and without personal liability) confirming that the certificate of an officer of the Company delivered at Closing Time pursuant to Article IV(a) hereof remains true and correct as of such Date of Delivery, and a certificate, dated such Date of Delivery, of an authorized agent of the Hourly Plan (acting on behalf of the Hourly Plan and without personal liability) confirming that the certificate of an authorized agent of the Hourly Plan delivered at Closing Time pursuant to Article IV(a) hereof remains true and correct as of such Date of Delivery,

             (2) The favorable opinion of Warren G. Andersen, Attorney, Legal Staff of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option U.S. Securities and otherwise to the same effect as the opinion required by Article IV(b) and (f) hereof,

             (3) The favorable opinion of Kirkland & Ellis, counsel for the Company, dated such Date of Delivery, relating to the Option U.S. Securities and otherwise to the same effect as the opinion required by
        Article IV(c) and (f) hereof,

             (4) The favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated such Date of Delivery, relating to the Option U.S. Securities and otherwise to the same effect as the opinion required by
        Article IV(d) and (f) hereof, and

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

             (5) The favorable opinion of Jones, Day, Reavis & Pogue, counsel for the Hourly Trustee, dated such Date of Delivery, relating to the Option U.S. Securities and otherwise to the same effect as the opinion required by Article IV(e) hereof, and


             (6) Letters from Deloitte & Touche LLP and KPMG Peat Marwick LLP, in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Article IV(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.


          If any condition specified in this Article shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time or the Delivery Date of the Option U.S. Securities, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Article VIII.

                                       V.

     In further consideration of the agreements of the U.S. Underwriters herein contained, the Company covenants as follows:

          (a) To furnish you, without charge, three copies of the Registration Statement as filed with the Commission (including exhibits thereto and documents incorporated therein by reference) and to each other U.S. Underwriter and each Selling Stockholder a copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and, during the period mentioned in paragraph (c), any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), which are deemed to be incorporated by reference in the U.S. Prospectus.


          (b) Before amending or supplementing the Registration Statement or the U.S. Prospectus, to furnish you and each Selling Stockholder (or their respective counsel) a copy of each such proposed amendment or supplement, unless otherwise directed by you or such Selling Stockholder, unless otherwise directed.


          (c) If, during such period after the first date of the public offering of the U.S. Securities as in the opinion of your counsel the U.S. Prospectus is required by law to be delivered in connection with sales by a U.S. Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the U.S. Prospectus in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the U.S. Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the U.S. Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which U.S. Securities may have been sold by you on behalf of the U.S. Underwriters and to any other dealers upon request, either amendments or supplements to the U.S. Prospectus so that the statements in the U.S. Prospectus as so amended or supplemented will not, in the light of the circumstances when the U.S. Prospectus is delivered to a purchaser, be misleading or so that the U.S. Prospectus will comply with law.

          (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection therewith.

          (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering the twelve month period ending December 31, 1995, which shall satisfy the provisions of Section 11(a) of the 1933 Act and the 1933 Act Regulations.

          (f) Not to sell, transfer or otherwise dispose of or transfer (including any pledge and any disposition upon the foreclosure of any pledge or any agreement to do any of the foregoing), without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. acting on your behalf, any shares of Class E Common Stock (or securities convertible into or exchangeable or exercisable for such shares) for the period from the Representation Date until December 31, 1995 provided that the Company shall not be precluded from (i) the issuance of shares of Class E Common Stock upon the conversion, exercise or exchange, by the holder thereof, of options, warrants or other securities convertible into or exercisable for the Class E Common Stock pursuant to the terms of such options, warrants or other securities, (ii) transfers pursuant to the terms of any other agreement to issue shares of Class E Common Stock (or any securities convertible into or exchangeable or exercisable for the Class E Common Stock) in effect on the date of the original filing of the Registration Statement with the Commission, including any such agreement in connection with any previously disclosed acquisition, merger, consolidation or other business combination and (iii) transfers (including grants or issuances) under or in connection with dividend reinvestment plans or employee benefit plans of the Company (or a subsidiary of the Company) or programs of the Company to reduce the number of odd-lot holders of Class E Common Stock.

     In further consideration of the agreements of the Underwriters herein contained, the Selling Stockholders, severally and not jointly, covenant not to offer or sell, or solicit offers to purchase, or transfer or otherwise dispose of (including any pledge and any disposition upon the foreclosure of any pledge or any agreement to do any of the foregoing), any shares of Class E Common Stock (or securities convertible into or exchangeable for such shares) (other than transfers to or for the benefit of employee benefit plans of the Company or any of its affiliates, including EDS) during the period from the Representation Date, in the case of the Hourly Plan, until December 31, 1995 and, in the case of the Salaried Plan, until 90 days after such Representation Date, in each case, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.; provided, that nothing contained in this
Article V shall prevent the sale of the Securities hereunder.

                                      VI.

     The Company represents and warrants to each U.S. Underwriter and each Selling Stockholder that (i) each document filed or to be filed pursuant to the 1934 Act and incorporated by reference in the U.S. Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the rules and regulations of the Commission thereunder, (ii) each Preliminary U.S. Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations, (iii) the Registration Statement and U.S. Prospectus complied on the date the Registration Statement became effective, and will comply on the Representation Date, in all material respects with the 1933 Act and the 1933 Act Regulations and, as of such dates did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(iv) none of the Company or any material subsidiary does business with the government of Cuba or with any person or affiliate located in Cuba and the Company and each material subsidiary has complied to the extent necessary with all provisions of Florida H.B. 1771; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the U.S. Prospectus or any preliminary U.S. Prospectus based upon information furnished to the Company in writing by the Selling Stockholders or by any Underwriter through you expressly for use therein.

     Each Selling Stockholder, severally and not jointly, represents and warrants to the Company and each U.S. Underwriter that (i) this Agreement and the U.S. Pricing Agreement have been duly authorized, executed and delivered by such Selling Stockholder, (ii) such Selling Stockholder has good and marketable title to the U.S. Securities to be sold by such Selling Stockholder hereunder and full power, right and authority to sell such U.S. Securities, and upon the delivery of and payment for the U.S. Securities as herein contemplated, each of the U.S. Underwriters will receive good and marketable title to the U.S. Securities purchased by it from such Selling Stockholder, free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim or equity, (iii) any written information furnished to the Company by such Selling Stockholder for use in the Registration Statement, the U.S. Prospectus, any amendments or supplements thereto, or any preliminary U.S. Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading and (iv) such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Class E Common Stock.


     Each Trustee, severally and not jointly, represents and warrants to the Company and each U.S. Underwriter that (i) such Trustee has been appointed by the named fiduciary of the relevant Selling Stockholder (the "Named Fiduciary") (as determined in accordance with Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), to manage the Securities held by such Selling Stockholder as described herein and to exercise all rights, powers and privileges appurtenant to such Securities (subject to the authority of the Named Fiduciary to terminate such appointment and appoint one or more other investment managers for any such Securities); and (ii) such Trustee has full power and authority to execute and deliver this Agreement for the account and on behalf of the relevant Selling Stockholder and to so bind such Selling Stockholder.


     The Company agrees to indemnify and hold harmless each U.S. Underwriter, the directors, partners and each person, if any, who controls any U.S. Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the U.S. Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary U.S. Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through you expressly for use therein and agrees to reimburse each such indemnified party, as incurred, for any legal or other out-of-pocket expense reasonably incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities, promptly after receipt of adequate documentation relating thereto; provided that the foregoing indemnity agreement with respect to any preliminary prospectuses shall not inure to the benefit of any U.S. Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased U.S. Securities, or any person controlling such U.S. Underwriter, if a copy of the U.S. Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such U.S. Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the U.S. Securities to such person, and if the U.S. Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     Each Selling Stockholder agrees, to the extent permitted under applicable law, severally and not jointly, to indemnify and hold harmless the U.S. Underwriters, their directors, partners and each person, if any, who controls the U.S. Underwriters within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with reference to information furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the U.S. Prospectus, any amendment or supplement thereto, or any preliminary prospectuses. This indemnity agreement will be in addition to any liability which each Selling Stockholder may otherwise have. No claim against the assets of either Selling Stockholder shall be created by this paragraph, except as and to the extent permitted by applicable law.

     Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who sign the Registration Statement, the Selling Stockholders, its trustees (including the Trustees) and directors and each person, if any, who controls the Company or the Selling Stockholders within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with reference to information furnished to the Company in writing by such U.S. Underwriter through you expressly for use in the Registration Statement, the U.S. Prospectus, any amendment or supplement thereto, or any preliminary prospectuses. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing; provided, however, that the omission so to notify the indemnifying party shall not relieve the indemnifying party of any liability which it may have to such indemnified party except to the extent that the indemnifying party was materially prejudiced by such failure to notify. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed to take reasonable steps necessary to defend diligently any claim within ten calendar days after receiving written notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred after receipt of adequate documentation thereof. In the case of any such separate firm for the U.S. Underwriters and such control persons of U.S. Underwriters, such firm shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. In the case of any such separate firm for the Selling Stockholders and such control persons of the Selling Stockholders, such firm shall be designated in writing by the named fiduciary of each of the Selling Stockholders. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

     If the indemnification provided for in the third, fourth or fifth paragraph of this Article VI is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other from the offering of the U.S. Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Selling Stockholders on the one hand and of the U.S. Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other shall be deemed to be in the same proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover of the U.S. Prospectus. The relative fault of the Company, the Selling Stockholders and the U.S. Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied in writing by the

Company, by the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, the aggregate contribution of either Selling Stockholder under this Article VI, will not exceed the proceeds received by such Selling Stockholder from the U.S. Securities sold by it and neither Selling Stockholder shall be required to contribute under this Article VI in respect of any costs, expenses, losses, damages or other liabilities unless the same arise with reference to any information furnished to the Company in writing by the applicable Trustee acting on behalf of the relevant Selling Stockholder expressly for use in the Registration Statement. Notwithstanding the provisions of this Article VI, no U.S. Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Article VI are several in proportion to the respective number of U.S. Securities purchased by each Underwriter, and not joint. No party contributing pursuant to this Article VI shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent such contributing party agrees to contribute to that amount paid or payable by the indemnified party as a result of any loss or liability by reason of such settlement.

     The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter or by on behalf of the Company, its officers and directors or any other person controlling the Company and (iii) acceptance of any payment for any of the Securities.

                                      VII.

     This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company and the Selling Stockholders, if prior to the Closing Time (i) trading in securities generally or trading in the Class E Common Stock on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange or the Hong Kong Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York, London or Hong Kong shall have been declared by either Federal, New York State, British or Hong Kong authorities, as applicable, or
(iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity the effect of which on the financial markets of the United States, London or Hong Kong is such as to make it, in your reasonable judgment, impracticable to market the Securities.

                                     VIII.

     This Agreement shall become effective when notification of the effectiveness of the Registration Statement has been released by the Commission and you and the Selling Stockholders shall have agreed upon the public offering price. If the public offering price and the purchase price of the U.S. Securities shall not have been agreed upon, the U.S. Pricing Agreement shall not have been executed and delivered by all parties thereto, or the International Pricing Agreement or Asian Pricing Agreement shall not have been executed and delivered by all parties thereto, prior to 5:00 p.m., New York Time, on the seventh full business day after the

Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability on the part of the U.S. Underwriters, the Company or the Selling Stockholders, except as set forth herein.

     If as of the Closing Time, any one or more of the U.S. Underwriters shall fail or refuse to purchase the Initial U.S. Securities which it or they have agreed to purchase hereunder on such date, and the aggregate number of the Initial U.S. Securities which such defaulting U.S. Underwriter or U.S. Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Initial U.S. Securities to be purchased on such date, the other U.S. Underwriters shall be obligated severally in the proportions which the number of Initial U.S. Securities set forth opposite their names in Schedule A bear to the aggregate number of Initial U.S. Securities set forth opposite the names of all such non-defaulting U.S. Underwriters, or in such other proportions as you may specify, to purchase the Initial U.S. Securities which such defaulting U.S. Underwriter or U.S. Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Initial U.S. Securities which any U.S. Underwriter has agreed to purchase pursuant to Schedule A be increased pursuant to this Article VIII by an amount in excess of one-ninth of such number without the written consent of such U.S. Underwriter. If, at the Closing Time, any U.S. Underwriter or U.S. Underwriters shall fail or refuse to purchase the Initial U.S. Securities and the aggregate number of the Initial U.S. Securities with respect to which such default occurs is more than one-tenth of the aggregate number of the Initial U.S. Securities to be purchased on such date, and arrangements satisfactory to you and the Company and the Selling Stockholders for the purchase of such U.S. Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter, the Company or the Selling Stockholders. In any such case you or the Company and the Selling Stockholders shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the U.S. Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any default of such U.S. Underwriter under this Agreement.

     If this Agreement shall be terminated by the U.S. Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement to be complied with or fulfilled by the Company, or if for any reason the Company or either Selling Stockholder shall be unable to perform its obligations under this Agreement, the party who failed or refused to comply or fulfill any such condition will reimburse the U.S. Underwriters or such U.S. Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such U.S. Underwriters in connection with this Agreement or the offering contemplated hereunder.

     This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
                                  * * * * * *

                                          Very truly yours,

                                          GENERAL MOTORS CORPORATION

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------

                                          GENERAL MOTORS HOURLY-RATE
                                          EMPLOYEES PENSION PLAN

                                          By: United States Trust Company of New
                                              York,
                                              as Trustee

                                          By:
                                             -----------------------------------
                                            Name:
                                            Title: Authorized Agent

                                          GENERAL MOTORS RETIREMENT PLAN
                                          FOR SALARIED EMPLOYEES

                                          By: Bankers Trust Company,
                                              as Trustee

                                          By:
                                             -----------------------------------
                                            Name:
                                            Title: Authorized Agent
CONFIRMED AND ACCEPTED,
as of the date first above written

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
CS FIRST BOSTON
MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

       By
         ---------------------------------------------
        Authorized Signatory

By: GOLDMAN, SACHS & CO.

       By
         ---------------------------------------------
        Authorized Signatory

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A to the U.S. Purchase Agreement.

                                   EXHIBIT A

                                           SHARES
                           GENERAL MOTORS CORPORATION
                            (A DELAWARE CORPORATION)
                              CLASS E COMMON STOCK
                          ($0.10 PAR VALUE PER SHARE)

                               PRICING AGREEMENT

                                                                   June   , 1995

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
CS FIRST BOSTON
MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC
  as U.S. Representatives of the several U.S. Underwriters

c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    Merrill Lynch World Headquarters
    North Tower
    World Financial Center
    New York, New York 10281-1209

Dear Sirs:

     Reference is made to the U.S. Purchase Agreement, dated June   , 1995 (the
"U.S. Purchase Agreement"), relating to the purchase by the several U.S. Underwriters named in Schedule A thereto (the "U.S. Underwriters"), of the above shares of Class E Common Stock (the "Securities") of General Motors Corporation (the "Company").

     Pursuant to Article I of the U.S. Purchase Agreement, each Selling Stockholder, severally and not jointly, agrees with each U.S. Underwriter as follows:

          (1) The initial public offering price per share for the Securities,
     determined as provided in said Article I, shall be $          .

          (2) The purchase price per share for the U.S. Securities to be paid by
     the several U.S. Underwriters shall be $       , being an amount equal to
     the initial public offering price set forth above less $       per share.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Selling Stockholders a counterpart hereof (with a copy to the Company), whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters and the Selling Stockholders in accordance with its terms.

                                  * * * * * *

                                          GENERAL MOTORS HOURLY-RATE
                                          EMPLOYEES PENSION PLAN

                                          By: United States Trust Company of New
                                              York, as Trustee

                                          By
                                            ------------------------------------
                                             Name:
                                             Title: Authorized Agent

                                          GENERAL MOTORS RETIREMENT PLAN
                                          FOR SALARIED EMPLOYEES

                                          By: Bankers Trust Company, as Trustee

                                          By
                                            ------------------------------------
                                             Name:
                                             Title: Authorized Agent
CONFIRMED AND ACCEPTED,
as of the date first above written

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
CS FIRST BOSTON
MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

       By
         ---------------------------------------------
        Authorized Signatory

By: GOLDMAN, SACHS & CO.

       By
         ---------------------------------------------
        Authorized Signatory

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A to the U.S. Purchase Agreement.

                                   SCHEDULE A

               NAME OF                               NUMBER OF INITIAL                NUMBER OF OPTION
           U.S. UNDERWRITER                           U.S. SECURITIES                 U.S. SECURITIES
- --------------------------------------               -----------------                ----------------


                                   SCHEDULE B

                 NAME OF SELLING STOCKHOLDER                     NUMBER OF INITIAL    NUMBER OF OPTION
                        (AND TRUSTEE)                             U.S. SECURITIES     U.S. SECURITIES
- --------------------------------------------------------------   -----------------    ----------------
General Motors Hourly-Rate Employees Pension Plan (the "Hourly
  Plan") (as represented by United States Trust Company of New
  York, as Trustee) General Motors Retirement Plan for
  Salaried Employees (the "Salaried Plan") (as represented by
  Bankers Trust Company, as Trustee)..........................